UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): May 16, 2010
GLG Partners, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-33217	20-5009693

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
399 Park Avenue, 38th Floor
New York, New York 10022

(Address of principal executive offices)

Registrant’s telephone number, including area code:	(212) 224-7200
Not Applicable

Former name or former address, if changed since last report
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☑	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☑	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THE REPORT
     GLG PARTNERS, INC. (“GLG”) INTENDS TO FILE WITH THE U.S. SECURITIES AND EXCHANGE COMMISSION (THE “SEC”) A PRELIMINARY PROXY STATEMENT AND TO MAIL A DEFINITIVE PROXY STATEMENT AND OTHER RELEVANT DOCUMENTS TO GLG STOCKHOLDERS IN CONNECTION WITH THE PROPOSED MERGER OF A WHOLLY-OWNED SUBSIDIARY OF MAN GROUP PLC WITH AND INTO GLG (THE “MERGER”). GLG STOCKHOLDERS AND OTHER INTERESTED PERSONS ARE ADVISED TO READ, WHEN AVAILABLE, GLG’S PRELIMINARY PROXY STATEMENT, AND AMENDMENTS THERETO, AND DEFINITIVE PROXY STATEMENT IN CONNECTION WITH GLG’S SOLICITATION OF PROXIES FOR THE SPECIAL MEETING TO BE HELD TO APPROVE THE PROPOSED MERGER BECAUSE THESE PROXY STATEMENTS WILL CONTAIN IMPORTANT INFORMATION ABOUT GLG AND THE PROPOSED MERGER. THE DEFINITIVE PROXY STATEMENT WILL BE MAILED TO STOCKHOLDERS AS OF A RECORD DATE TO BE ESTABLISHED FOR VOTING ON THE PROPOSED MERGER. STOCKHOLDERS MAY OBTAIN A FREE COPY OF THESE MATERIALS (WHEN THEY ARE AVAILABLE) AND OTHER DOCUMENTS FILED WITH THE SEC FROM THE SEC’S WEBSITE AT www.sec.gov. A FREE COPY OF THE PROXY STATEMENT WHEN IT BECOMES AVAILABLE ALSO MAY BE OBTAINED BY CONTACTING INVESTOR RELATIONS, GLG PARTNERS, INC., 399 PARK AVENUE, 38TH FLOOR, NEW YORK, NEW YORK 10022, TELEPHONE (212) 224-7200 AND THROUGH GLG’S WEBSITE AT www.glgpartners.com.
     GLG AND ITS DIRECTORS AND EXECUTIVE OFFICERS MAY BE DEEMED PARTICIPANTS IN THE SOLICITATION OF PROXIES FROM GLG’S STOCKHOLDERS. INFORMATION ABOUT GLG’S DIRECTORS AND EXECUTIVE OFFICERS AND THEIR OWNERSHIP OF GLG SHARES IS SET FORTH IN THE PROXY STATEMENT FOR GLG’S 2010 ANNUAL MEETING OF STOCKHOLDERS. A FREE COPY OF THIS DOCUMENT MAY BE OBTAINED FROM THE SEC WEBSITE OR BY CONTACTING GLG AS INDICATED ABOVE. GLG’S STOCKHOLDERS MAY OBTAIN ADDITIONAL INFORMATION ABOUT THE INTERESTS OF GLG’S DIRECTORS AND EXECUTIVE OFFICERS IN THE PROPOSED MERGER BY READING GLG’S PROXY STATEMENT FOR THE SPECIAL MEETING WHEN IT BECOMES AVAILABLE.
     THIS COMMUNICATION IS NOT AN OFFER TO PARTICIPATE IN THE TENDER OFFER FOR THE WARRANTS DESCRIBED HEREIN. WHEN AND IF THE TENDER OFFER IS COMMENCED, A TENDER OFFER STATEMENT AND ADDITIONAL MATERIALS WILL BE MADE AVAILABLE. IN THAT EVENT, INVESTORS ARE URGED TO READ THE TENDER OFFER STATEMENT AND RELATED MATERIALS BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. INVESTORS AND STOCKHOLDERS WILL BE ABLE TO OBTAIN THESE MATERIALS FREE OF CHARGE ON THE SEC’S WEBSITE, www.sec.gov, AND WILL RECEIVE INFORMATION AT AN APPROPRIATE TIME ON HOW TO OBTAIN TENDER OFFER MATERIALS FOR FREE FROM GLG. SUCH MATERIALS ARE NOT CURRENTLY AVAILABLE AND THEIR AVAILABILITY IS SUBJECT TO THE DETERMINATION TO COMMENCE THE TENDER OFFER.

Item 1.01.	Entry into a Material Definitive Agreement.
     GLG Partners, Inc. (the “Company”) announced on May 17, 2010 that it has agreed to be acquired by Man Group plc (“Man”). The proposed acquisition is contemplated to be made through two concurrent transactions: a cash merger under an Agreement and Plan of Merger dated as of May 17, 2010 (the “Merger Agreement”) among Man, Escalator Sub 1 Inc. (“Merger Sub”) and the Company; and a share exchange under a Share Exchange Agreement dated as of May 17, 2010 (the “Share Exchange Agreement”) among Man and Noam Gottesman, Pierre Lagrange and Emmanuel Roman, together with their related trusts and affiliated entities and two limited partnerships that hold shares for the benefit of key personnel who are participants in the Company’s equity participation plans (collectively, the “Selling Stockholders”).
Agreement and Plan of Merger
     Pursuant to the Merger Agreement, on the terms and subject to the conditions set forth therein, (i) Merger Sub will merge with and into the Company (the “Merger”), (ii) the separate corporate existence of Merger Sub will thereupon cease, and (iii) the Company will be the surviving corporation in the Merger and a wholly-owned subsidiary of Man. A copy of the Merger Agreement is attached as Exhibit 2.1 to this Current Report on Form 8-K and incorporated herein by reference.
Merger Consideration
     At the Effective Time (as defined below), each issued and outstanding share of common stock of the Company (other than (i) shares owned by the Company as treasury stock or owned by Man, Merger Sub or certain subsidiaries of the Company, all of which will be canceled, (ii) shares held by dissenting stockholders, (iii) restricted shares issued under the Company’s stock and incentive plans, and (iv) awards under the Company’s stock and incentive plans representing a right to receive shares of common stock of the Company) will be converted into the right to receive $4.50 in cash, without interest, at which time all such shares of Company common stock will no longer be outstanding and will automatically be canceled.
Company Equity Awards
     At the Effective Time, each issued and outstanding share of restricted common stock of the Company issued under the Company’s stock and incentive plans will be converted into the right to receive $4.50 in cash, without interest, the receipt of which will be subject to the same vesting conditions and other restrictions that were applicable to such shares of restricted common stock prior to the Effective Time.
     At the Effective Time, each outstanding award under the Company’s stock and incentive plans representing a right to receive shares of common stock of the Company (other than shares of restricted common stock) will either be (i) settled in ordinary shares of Man, in an amount equal to the number of shares underlying such stock rights multiplied by the exchange ratio set forth in the Share Exchange Agreement, or (ii) converted at the Effective Time into a right to receive $4.50 in cash, without interest, multiplied by the number of shares covered by such stock rights. In either case, the ordinary shares of Man or the cash amount will be subject to the same vesting and other terms and conditions that were applicable to such stock rights prior to the Effective Time.
Closing
     The closing of the Merger will take place no later than the third business day following the satisfaction or waiver of all closing conditions, but immediately following the consummation of the transactions contemplated by the Share Exchange Agreement, or at such other time as is agreed to in writing by the Company and Man. As promptly as practicable after the closing, the parties will file a Certificate of Merger with the Secretary of State of the State of Delaware, at which time the Merger will become effective (the “Effective Time”).

Representation and Warranties
     The Merger Agreement contains representations and warranties made by each of the parties thereto that are customary for the industry.
Covenants
     The Merger Agreement contains customary covenants made by each of the parties thereto, including, among others:
     Proxy Statement and Company Stockholders Meeting. The Company has agreed to prepare and file a proxy statement with the U.S. Securities and Exchange Commission and any other filing required under the securities laws or any other federal, foreign or blue sky laws, and to call and hold a special meeting of the stockholders of the Company (the “Company Stockholders Meeting”) for the purpose of seeking approval of the Merger by its stockholders.
     Shareholder Circular and Prospectus; Man Shareholders Meeting. Man has agreed to prepare and file with the United Kingdom Financial Services Authority a shareholder circular, and a prospectus in connection with the ordinary shares of Man to be issued in connection with the Share Exchange Agreement. The shareholder circular shall include a recommendation by the Board of Directors of Man (the “Man Recommendation”) that the shareholders of Man approve the transactions contemplated by the Merger Agreement, the Share Exchange Agreement and the Voting Agreement (the “Transactions”), provided that to do so is not inconsistent with the fiduciary duties to Man of the Board of Directors of Man under applicable law (as reasonably determined by such Board of Directors in good faith after consultation with outside legal counsel). Man has agreed to call and hold a meeting of its shareholders (the “Man Shareholders Meeting”) for the purpose of seeking approval of the Transactions by its shareholders.
     Takeover Proposals. The Company has agreed not to solicit, facilitate or encourage the making of an alternative takeover proposal involving 15% or more of the Company’s common stock or other equity securities or assets (a “Takeover Proposal”), or engage in any negotiations or discussions with any third party regarding a Takeover Proposal. However, if prior to the approval of the Merger by the stockholders of the Company, the Company receives an unsolicited Takeover Proposal that does not involve a breach of the Merger Agreement or any standstill agreement, and the Company’s Board of Directors reasonably determines in good faith (after consultation with outside legal counsel and an outside financial advisor) that such Takeover Proposal is reasonably likely to lead to a Superior Proposal (as defined in the Merger Agreement) and the failure of the Board of Directors to take action would be inconsistent with its fiduciary duties to the Company’s stockholders under applicable law, then the Company may engage in discussions and negotiations regarding such Takeover Proposal, provided, among other things, that the Company notifies Man and enters into a confidentiality agreement with the third party proposing the Takeover Proposal.
     The Company has further agreed not to (i) withdraw, qualify or change, in a manner adverse to Man, the recommendation by its Board of Directors to approve the Merger, (ii) approve or recommend a Takeover Proposal, or (iii) authorize or enter into any agreement (other than a confidentiality agreement) with respect to a Takeover Proposal. However, if prior to the approval of the Merger by the stockholders of the Company, the Company receives a Superior Proposal, as determined in good faith by the Company’s Board of Directors after consultation with outside legal counsel and an outside financial advisor, the Company may make a Company Adverse Recommendation Change (as defined in the Merger Agreement) and/or enter into one or more agreements with respect to the Superior Proposal, so long as the Company terminates the Merger Agreement and pays its termination fee. Prior to any such termination the Company must first provide Man with written notice of its intention to make a Company Adverse Recommendation Change and/or enter into one or more agreements with respect to the Superior Proposal and, upon Man’s request, enter into good faith negotiations with Man to amend the Merger Agreement in a manner such that the failure by the Board of Directors of the Company to make a Company Adverse Recommendation Change or to terminate the Merger Agreement would not be inconsistent with its fiduciary duties under applicable law.

     Reasonable Best Efforts. The parties have agreed to use their respective reasonable best efforts to complete the Merger as promptly as practicable, including obtaining all necessary approvals, consents, registrations, permits, authorizations and other confirmations from relevant governmental authorities.
     Conduct of Business. For the period prior to consummation or termination of the Merger Agreement, and except as expressly permitted by the Merger Agreement, (1) the Company will conduct and will cause its subsidiaries to conduct its businesses in the ordinary course consistent with past practices, and (2) the Company will not undertake and will not cause or permit its subsidiaries to undertake certain specified actions.
     Indemnification. Man has agreed that it and the surviving corporation will indemnify the past and present directors and officers of the Company and its subsidiaries, and will advance all fees and expenses incurred by an indemnitee in connection with any claims or proceedings arising out of (i) the fact that the indemnitee was a director, officer or employee of the Company or one of its subsidiaries, or (ii) acts or omissions by an indemnitee in their capacity as a director or officer of the Company or one of its subsidiaries, in each case, at any time prior to the Effective Time.
     Warrant Tender Offers. The Company has agreed to, and may cause its subsidiaries to, use their respective reasonable best efforts to commence, prior to the closing date, offers to purchase all of the outstanding warrants to purchase shares of common stock of the Company at a price of $0.129 per warrant. The offers will be conditioned upon completion of the Merger. Man will reimburse the Company for costs incurred in connection with the warrant offers and will indemnify the Company and its subsidiaries from claims, losses and damages arising in connection with the warrant offers.
Conditions to Completion of the Merger
     The consummation of the Merger is subject to certain conditions, including, among others: (i) the affirmative vote (in person or by proxy) at the Company Stockholders Meeting (or any adjournment or postponement thereof) of the holders of a majority of the outstanding shares of the Company’s common stock and preferred stock, voting as a single class, in favor of the adoption of the Merger Agreement, (ii) the non-waivable affirmative vote (in person or by proxy) at the Company Stockholders Meeting (or any adjournment or postponement thereof) of the holders of a majority of the outstanding shares of the Company’s common stock (excluding the Selling Stockholders and their affiliates, Man and its affiliates, the Company and its affiliates (other than directors on the special committee of the Company’s Board of Directors) and employees of the Company) in favor of the adoption of the Merger Agreement (the approvals in (i) and (ii) collectively, the “Company Stockholder Approval”), (iii) the affirmative vote of the holders of a majority of Man’s outstanding ordinary shares, present and voting at the Man Shareholders Meeting, in favor of approving the Transactions (the “Man Shareholder Approval”), (iv) the expiration or termination of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, (v) no law, injunction, order, judgment, ruling or decree enacted, promulgated, issued, entered, amended or enforced by any governmental authority being in effect enjoining, restraining, preventing or prohibiting consummation of the Merger or making the consummation of the Merger illegal, and (vi) the transactions contemplated by the Share Exchange Agreement (described below) having been consummated.
Termination
Termination by Man or the Company.
     The Merger Agreement contains certain termination rights, including the right to terminate by mutual written consent of the Company and Man, or by either the Company or Man if (i) the Merger is not consummated by December 31, 2010 (so long as the terminating party is not in material breach of the Merger Agreement), (ii) any governmental authority fails to issue a required order or ruling required to consummate the Merger or a final, nonappealable law, ruling or decree enjoins, restrains or prevents consummation of the Merger or the share exchange contemplated by the Share Exchange Agreement (as described below), (iii) the Company Stockholder Approval is not obtained at the Company Stockholders Meeting, except in certain circumstances, or (iv) the Man Shareholder Approval is not obtained at the Man Shareholders Meeting, except in certain circumstances.

Termination by Man.
     So long as Man is not in material breach of the Merger Agreement, the Merger Agreement may be terminated by Man if the Company (i) breaches certain covenants regarding the Company Stockholders Meeting, preparation of the proxy statement and Takeover Proposals, or (ii) fails to perform or breaches any of its representations and warranties, or other covenants or agreements set forth in the Merger Agreement, which failure to perform or breach (x) would (if it occurred or was continuing as of the closing date) give rise to a failure of a condition to closing and (y) cannot be cured by the Company by December 31, 2010 or, if capable of being cured by the Company by December 31, 2010, is not cured within twenty (20) calendar days following receipt of written notice from Man stating Man’s intention to terminate the Merger Agreement and the basis for such termination.
     The Merger Agreement may also be terminated by Man if, (x)(i) except in certain circumstances, a Company Adverse Recommendation Change occurs, (ii) the Company fails to include the Company Board Recommendation (as defined in the Merger Agreement) in the proxy statement or (iii) the Board of Directors of the Company has not (A) rejected any publicly disclosed Takeover Proposal within ten (10) days of the public disclosure thereof (including by taking no position regarding a tender offer or exchange offer) and (B) publicly reconfirmed the Company Board Recommendation within five (5) days after receipt of a written request from Man that it do so following the making of a publicly disclosed Takeover Proposal; or (y) after the date of the Merger Agreement, a material adverse event occurs with respect to the Company.
Termination by the Company.
     So long as the Company is not in material breach of the Merger Agreement, the Merger Agreement may be terminated by the Company if Man or Merger Sub fails to perform or breaches any of their representations and warranties, or other covenants or agreements set forth in the Merger Agreement, which failure to perform or breach (i) would (if it occurred or was continuing as of the closing date) give rise to a failure of a condition to closing, and (ii) cannot be cured by Man and Merger Sub by December 31, 2010 or, if capable of being cured by Man and Merger Sub by December 31, 2010, is not cured within twenty (20) calendar days following receipt of written notice from the Company stating the Company’s intention to terminate the Merger Agreement and the basis for such termination.
     Assuming the Company, its subsidiaries and representatives have complied in all respects with certain conditions the Company is first required to satisfy, the Merger Agreement also may be terminated by the Company, prior to the receipt of the Company Stockholder Approval, in order to enter into a transaction that is a Superior Proposal if concurrently with such termination the Company enters into one or more definitive agreements with respect to such Superior Proposal and prior to or concurrently with such termination the Company pays to Man the termination fee described below.
     Further, the Company may terminate the Merger Agreement if the Board of Directors of Man has either (i) not made the Man Recommendation in the shareholder circular, or (ii) withdraws, qualifies or adversely modifies the Man Recommendation once contained in the shareholder circular, except in certain circumstances.
Company Termination Fee and Payment of Man Expenses.
     The Company will be required to pay a termination fee equal to $48,000,000 (inclusive of any applicable VAT or its equivalent) to Man if (i) (A) a Takeover Proposal is made to the Company or any third party announces an intention to make a Takeover Proposal, and (B) following such event the Merger Agreement is terminated as a result of certain specified events, and (C) within twelve (12) months of the date the Merger Agreement is terminated, the Company enters into one or more definitive agreements with respect to, or consummates a transaction contemplated by, any applicable Takeover Proposal involving 40% or more of the Company’s common stock; or (ii) the Merger Agreement has been terminated by Man because a Company Adverse Recommendation Change or similar events occur, except in certain circumstances; or (iii) the Merger Agreement has been terminated by the Company in order to enter into a transaction that is a Superior Proposal and concurrently with such termination the Company enters into one or more definitive agreements providing for such Superior Proposal.
     If the Merger Agreement is terminated by the Company or Man because the Company Stockholder Approval was not obtained at the Company Stockholders Meeting (except in certain circumstances), or by Man because the Company has failed to perform or has breached certain obligations, and no termination fee of the Company is payable in respect thereof, then the Company shall pay to Man all out-of-pocket fees and expenses incurred by or on behalf of Man or its affiliates in connection with or related to the authorization, preparation, negotiation, execution and performance of the Merger Agreement (and the filing of any required notices under applicable antitrust laws or other regulations), up to a maximum of $15,000,000.
Man Termination Fee and Payment of Company Expenses.
     Man will be required to pay a termination fee equal to $48,000,000 (inclusive of any applicable VAT or its equivalent) to the Company if the Board of Directors of Man has either (i) not made the Man Recommendation in the shareholder circular, or (ii) withdraws, qualifies or adversely modifies the Man Recommendation once contained in the shareholder circular, except in certain circumstances.
     If the Merger Agreement is terminated by the Company or Man because the Man Shareholder Approval was not obtained at the Man Shareholders Meeting (except in certain circumstances), then Man shall pay to the Company all out-of-pocket fees and expenses incurred by or on behalf of the Company or its affiliates in connection with or related to the authorization, preparation, negotiation, execution and performance of the Merger Agreement (and the filing of any required notices under applicable antitrust laws or other regulations), up to a maximum of $15,000,000.
Survival
     All representations and warranties, or other covenants and agreements in the Merger Agreement will terminate at the Effective Time or upon termination of the Merger Agreement, unless such covenants and agreements contemplate performance after the Effective Time or following termination, in which case they shall survive after the Effective Time or after termination, as applicable.
     The foregoing summary of the material provisions of the Merger Agreement is qualified by reference to the full text of the Merger Agreement filed as Exhibit 2.1 hereto and incorporated herein by reference. The summary of the Merger Agreement has been included to provide the Company’s stockholders with information regarding its terms. It is not intended to provide any factual information about the parties.
     The representations, warranties and covenants of the Company set forth in the Merger Agreement (1) were made solely for purposes of the Merger Agreement, (2) may be subject to important exceptions, qualifications, limitations and supplemental information agreed upon by the contracting parties, including being qualified by confidential disclosures made to Man and Merger Sub in connection with the Merger Agreement, (3) generally will not survive consummation of the Merger, (4) are subject to materiality standards which may differ from what may be viewed as material by investors, (5) were made only as of the date of the Merger Agreement or such other date as is specified in the Merger Agreement, and (6) may have been included in the Merger Agreement for the purpose of allocating risk between the parties rather than establishing matters as facts. The descriptions of the Merger Agreement may not accurately characterize the actual state of facts or conditions of the Company. Moreover, information concerning the subject matter of the representation and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosure.
Share Exchange Agreement
     Concurrently with the execution and delivery of the Merger Agreement, Man and the Selling Stockholders entered into the Share Exchange Agreement, pursuant to which each Selling Stockholder agreed to exchange, immediately prior to the Effective Time of the Merger, (A) their shares of common stock of the Company, (B) their shares of Ordinary Class B Shares of a subsidiary of the Company (the “Exchangeable Stock”), which, together with shares of a class of preferred stock of the Company also held by such persons, are exchangeable into shares of common stock of the Company, and (C) any other shares of capital stock of the Company or Exchangeable Stock acquired by such Selling Stockholder after the date of the Share Exchange Agreement (collectively, the “Subject Shares”) for the ordinary shares of Man at an exchange ratio (the “Exchange Ratio”), effective as of the date of the Share Exchange Agreement (the “Signing Date Exchange Ratio”) of 1.0856

ordinary shares of Man per Subject Share. Subject Shares will not include (i) any shares of common stock of the Company acquired by a Selling Stockholder upon conversion of the Company’s 5.00% Convertible Dollar-Denominated Subordinated Notes due May 15, 2014, and (ii) the number of shares of common stock of the Company acquired by each Selling Stockholder on the open market prior to the date of the Share Exchange Agreement. The Exchange Ratio may change prior to closing if the average of the daily volume weighted average price of an ordinary share of Man on the London Stock Exchange for the ten days prior to the date of the exchange, converted daily from pounds sterling to U.S. dollars (the “Average Dollar Closing Price”), multiplied by the Signing Date Exchange Ratio, is greater than $4.25 (the “Maximum Price”). If such amount is greater than the Maximum Price, then the Exchange Ratio will equal the quotient obtained by dividing the Maximum Price by the Average Dollar Closing Price. A copy of the Share Exchange Agreement is attached as Exhibit 2.2 to this Current Report on Form 8-K and incorporated herein by reference.
Representations and Warranties
     The Share Exchange Agreement contains customary representations and warranties made by the Selling Stockholders and Man.
Conditions to Obligations of Man and Selling Stockholders
     The consummation of the transactions contemplated by the Share Exchange Agreement is conditioned on the satisfaction or waiver of the conditions to closing set forth in the Merger Agreement. In addition, the applicable waiting period applicable to the share exchange under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, shall have expired or been terminated and other required regulatory approvals shall have been obtained.
Covenants
     The Share Exchange Agreement contains certain covenants of each of the parties, including: (i) Man and certain of the Selling Stockholders have agreed to negotiate in good faith and use his or its reasonable best efforts to enter into employment agreements prior to the date of the share exchange, (ii) certain of the Selling Stockholders have agreed to maintain specified amounts of cash invested in investment funds managed by the Company for three years following the Effective Time of the Merger, and (iii) restrictions on the Selling Stockholders’ ability to solicit, facilitate or encourage the making of a Takeover Proposal, or engage in any negotiations or discussions with any third party regarding a Takeover Proposal.
Termination and Amendment
     The Share Exchange Agreement will terminate on the earlier to occur of (i) the written agreement by the parties to terminate it, and (ii) the termination of the Merger Agreement in accordance with its terms. In addition, the holders of a majority of the Subject Shares held by Noam Gottesman, Pierre Lagrange and Emmanuel Roman, together with their related trusts and affiliated entities may elect to terminate the Share Exchange Agreement upon the effectiveness of any amendment or modification to the Merger Agreement, or any waiver by the Company of any material covenant or condition thereof, that is effected without the consent of holders of a majority of the Subject Shares held by such individuals and related trusts and affiliated entities (provided such right shall not apply to amendments, modifications or waivers that are not adverse to the Company or any of the Selling Stockholders). The Share Exchange Agreement may only be modified by a written agreement executed by each of the parties thereto.
     The foregoing summary of the material provisions of the Share Exchange Agreement is qualified by reference to the full text of the Share Exchange Agreement filed as Exhibit 2.2 hereto and incorporated herein by reference.
Voting and Support Agreement
     Also on May 17, 2010, the Selling Stockholders entered into a Voting and Support Agreement (the “Voting and Support Agreement”) with Man and Merger Sub pursuant to which, the Selling Stockholders agreed to vote (or cause to be voted) their shares of common stock and preferred stock of the Company (collectively, “Covered Shares”) (i) in favor of the adoption of the Merger Agreement and the transactions contemplated by the Merger

Agreement, (ii) against any Takeover Proposal, and (iii) against any other agreement, amendment or other action that is intended or could reasonably be expected to prevent, impede, interfere with, delay, postpone or discourage consummation of the Merger. A copy of the Voting and Support Agreement is attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.
Termination
      The Voting and Support Agreement will terminate on the first to occur of (i) the written agreement by the parties to terminate it, (ii) the termination of the Merger Agreement in accordance with its terms, (iii) the termination of the Share Exchange Agreement in accordance with its terms, and (iv) the Effective Time.
     The foregoing summary of the material provisions of the Voting and Support Agreement is qualified by reference to the full text of the Voting and Support Agreement filed as Exhibit 10.1 hereto and incorporated herein by reference.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Employment Agreement Amendments
     On May 16, 2010, the Amended and Restated Employment Agreements between the Company and each of Jeffrey M. Rojek, Chief Financial Officer of the Company and Alejandro San Miguel, General Counsel and Corporate Secretary of the Company, each dated March 17, 2010, were further amended and restated. On May 16, 2010, the Amended and Restated Employment Agreement between the Company and Simon White, Chief Operating Officer of the Company, dated March 17, 2010, was further amended. A copy of the Second Amended and Restated Employment Agreement of each of Mr. Rojek and Mr. San Miguel is attached as Exhibit 10.2 and Exhibit 10.3, respectively, to this Current Report on Form 8-K and incorporated herein by reference. A copy of the amendment to the Amended and Restated Employment Agreement of Mr. White is attached as Exhibit 10.4 to this Current Report on Form 8-K and incorporated herein by reference.
     Mr. Rojek’s existing severance arrangements under his employment agreement were amended to provide that, in the event of a termination of Mr. Rojek’s employment without Cause or for Good Reason following a Change of Control or during a Potential Change of Control (each as defined therein), or in the event of a termination of Mr. Rojek’s employment for death or disability within one year of a Change of Control or during the pendency of a Potential Change of Control which results in a Change of Control, he will be entitled to the following: (i) his annual bonus and any awarded discretionary bonus for the prior year, if not yet paid; (ii) a pro-rata portion of his annual bonus for the year in which his employment is terminated, and in the Company’s discretion, a discretionary bonus for the year in which his employment is terminated; (iii) a payment equal to the lesser of (1) two times his Annual Compensation (as defined therein) and (2) $3 million; (iv) two years of continued health insurance coverage; (v) immediate vesting of any outstanding equity incentive awards; and (vi) payment or reimbursement for certain excise or other taxes and related tax audit or litigation expenses. At the same time, the definition of “Cause” under his employment agreement was amended and a definition of “Good Reason” was added. Mr. Rojek’s employment agreement was also amended to provide that bonus payments will be paid no later than December 31 of the calendar year in which the bonus is earned.
     Mr. San Miguel’s existing severance arrangements under his employment agreement were amended to provide that in the event of a termination of Mr. San Miguel’s employment without Cause or for Good Reason following a Change of Control or during a Potential Change of Control (each as defined therein), or in the event of a termination of Mr. San Miguel’s employment for death or disability within one year of a Change of Control or during the pendency of a Potential Change of Control which results in a Change of Control, he will be entitled to the following: (i) his annual bonus and any awarded discretionary bonus for the prior year, if not yet paid; (ii) a pro-rata portion of his annual bonus for the year in which his employment is terminated, and in the Company’s discretion, a discretionary bonus for the year in which his employment is terminated; (iii) a payment equal to the lesser of (1) two times his Annual Compensation (as defined therein) and (2) $5 million; (iv) two years of continued health insurance coverage; (v) immediate vesting of any outstanding equity incentive awards; and (vi) payment or reimbursement for certain excise or other taxes and related tax audit or litigation expenses. At the same time, the definitions of

“Cause” and “Good Reason” under his employment agreement were amended. Mr. San Miguel’s employment agreement was also amended to remove the Company’s ability to consider limitations on the deductibility of Mr. San Miguel’s minimum annual bonus payment in setting his annual bonus, and to provide that bonus payments will be paid no later than December 31 of the calendar year in which the bonus is earned.
     Mr. White’s existing severance arrangements under his employment agreement were amended to provide that, in the event of a termination of Mr. White’s employment without Cause or for Good Reason following a Change of Control (each as defined in the amendment), he will be entitled to a payment of $1.5 million. The amendment to Mr. White’s employment agreement expires by its terms in the event a Change of Control does not occur before December 31, 2010. In addition, on May 16, 2010, Mr. White was allocated shares of common stock of the Company as a limited partner in each of Sage Summit LP and Lavender Heights Capital LP, in the amounts of 164,288 shares and 131,747 shares, respectively. The share allocations will vest and be distributed to Mr. White on the later of November 2, 2010 or the date of a Change of Control, provided the additional share allocations will be forfeited if a Change of Control does not occur on or before December 31, 2010, or certain events related to Mr. White’s status as a member of a service partnership through which Mr. White provides services have occurred prior to the distribution to Mr. White of the additional share allocations.

Item 9.01.	Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Description
2.1	Agreement and Plan of Merger dated May 17, 2010 by and among the Company, Man and Merger Sub.

2.2	Share Exchange Agreement dated May 17, 2010 by and among Man and the stockholders of the Company party thereto.

10.1	Voting and Support Agreement dated May 17, 2010 by and among Man, Merger Sub and the stockholders of the Company party thereto.

10.2	Second Amended and Restated Employment Agreement between the Company and Jeffrey M. Rojek, dated May 16, 2010.

10.3	Second Amended and Restated Employment Agreement between the Company and Alejandro San Miguel, dated May 16, 2010.

10.4	Amendment to Amended and Restated Employment Agreement between the Company and Simon White, dated May 16, 2010.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GLG PARTNERS, INC.
	By:	/s/ Alejandro San Miguel
Alejandro San Miguel
Date: May 19, 2010		General Counsel & Corporate Secretary

EXHIBIT INDEX

Exhibit Number	Description
2.1	Agreement and Plan of Merger dated May 17, 2010 by and among the Company, Man and Merger Sub.

2.2	Share Exchange Agreement dated May 17, 2010 by and among Man and the stockholders of the Company party thereto.

10.1	Voting and Support Agreement dated May 17, 2010 by and among Man, Merger Sub and the stockholders of the Company party thereto.

10.2	Second Amended and Restated Employment Agreement between the Company and Jeffrey M. Rojek, dated May 16, 2010.

10.3	Second Amended and Restated Employment Agreement between the Company and Alejandro San Miguel, dated May 16, 2010.

10.4	Amendment to Amended and Restated Employment Agreement between the Company and Simon White, dated May 16, 2010.